                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

    The following table contains a list of all significant subsidiaries of the Registrant, the state or other jurisdiction of incorporation or organization and the names under which such subsidiaries do business.

                                    JURISDICTION OF                         NAMES UNDER
             NAME                     ORGANIZATION                      WHICH DOES BUSINESS
- -------------------------------  ----------------------  --------------------------------------------------
ESY Export Company, Inc.         U.S. Virgin Islands     E-Systems
Serv-Air, Inc.                   Delaware                Serv-Air, "Maintenance Aircraft Company, Inc." and
                                                          "Air-Serv, Inc."
Engineering Research             Maryland                "ERA"
 Associates, Inc.
HRB Systems, Inc.                Delaware                "HRB"
E-Systems Medical Electronics    Delaware                "E-MED"
 Inc.
Advanced Video Products, Inc.    Massachusetts           "AVP"

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